Exhibit 10.1

Enterprise Value Award Plan
April 30, 2008

Amendment to Reflect
Supplemental Award to Ronald Rossetti
December 4, 2008

Except as set forth below, the terms of the Enterprise Value Award Plan (the “Plan”) provided to Mr. Rossetti (“Executive”) remain unchanged:

1.           Section 2.1 is amended by inserting “$8” before “$11” and by inserting after the first sentence: “The tranche based on $8 is referred to herein as the “Supplemental Tranche.”

2.           Section 2.4 is amended by inserting before the semicolon “or, for the Supplemental Tranche, its date of grant December 4, 2008.”

3.           Section 3 is amended by inserting in the table the following row as a new second row:

$8	150,000

and by revising the last two sentences to say “(In other words, if the Share Price Performance Target were met at $13, the Executive would receive RSUs equivalent to 185,000 shares plus RSUs equivalent to 180,000 (the $11 target) and RSUs equivalent to 150,000 (the $8 target) but only if the $11 and $8 targets had not previously been paid.)  In addition, the maximum number of shares or cash equivalents that can be issued with respect to this Plan is 700,000 shares.”

IN WITNESS WHEREOF, the undersigned have executed this Amendment.

TIER TECHNOLOGIES, INC.

January 25, 2009	By:	/s/ Samuel Cabot III
Date		Samuel Cabot III
Chair, Compensation Committee

THE EXECUTIVE

January 25, 2009		/s/ Ronald L. Rossetti
Date		Ronald L. Rossetti, Sr.